TODAYS’S DATE: _February 3, 2015___________

Dear Edward C Orr III.:

Per your discussions with Michael Kelly, we will require $5,000.00 before we can begin working on your new beverage product.

Upon Receipt of the retainer, Allen Flavors will:

•	Create finished beverage prototypes based on the agreed upon concepts

•	Use you feedback to fine-tune the final beverage formulation (maximum 2 revisions)

•	Provide you with nutritional and/or supplement labeling for your individual packaging

•	Generate batching instructions for your bottler / co-packer

This retainer will be applied to your first ingredient order placed within the next two (2) years. For example, if your initial order amounts to $20,000.00, the retainer would be applied, leaving a balance due of $15,000.00. Please not that until a credit history is established, we require a 50% down payment with your order and payment in full prior to shipping

Allen Flavors recommends the following:

1.	Stability testing of your products for up to a year before manufacturing. Allen Flavors will not accept liability for issues relating to any beverage that has not been tested.

2.	Have label claims reviewed by an FDA / regulatory consultant. Allen Flavors is not responsible or liable for label claims made by the brand owner.

3.	If packaging is in aluminum cans, be sure to have corrosive testing done by the can vendor.

Please note: Our Company accepts no liability for the amount of material that is ordered and the number of units filled. Any advice & guidance that is given on quantities to order is provided as a courtesy service only. It is the customer’s sole responsibility to review all purchase orders and to order the correct quantities needed for production runs.

Please make your check payable to “Allen Flavors, Inc.” and send to the attention of Carolyn Vallarta, Allen Flavors, Inc., 23 Progress St., Edison, NJ 08820. We also accept Visa, MasterCard and wire transfers.

We look forward to a very successful business relationship.

Sincerely,

/S/Joe Moran

Joe Moran

Vice president Sales & Marketing

SIGN AND RETURN THIS LETTER WITH YOUR PAYMENT TO ACCEPT TERMS AND CONDITIONS OF WORKING WITH ALLEN FLAVORS AS SET FORTH IN THIS LETTER.

Edward C. Orr III                                                                                                                   /S/Edward C Orr III                                                                      2/5/15
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